EXHIBIT 4.1


FT       INTERACTIVE DATA
         FINANCIAL TIMES
                                                              100 William Street
                                                          New York, NY 10038 USA

                                                             Tel: (212) 269-6300
                                                             Fax: (212) 771-6929
                                                       www.FTInteractiveData.com


May 7, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         RE:      Van Kampen Focus Portfolios
                  THE ROARING 2000sSM PORTFOLIO, SERIES 12A
                  THE ROARING 2000sSM PORTFOLIO, SERIES 12B
                  The Dow 30SM Index, Series 12
                  (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-57838
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Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to FT Interactive Data, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations